Exhibit 5.1

August 26, 2022

MasTec, Inc.

800 South Douglas Road

12th Floor

Coral Gables, Florida 33134

Re:	MasTec, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as legal counsel for MasTec, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4 including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of shares (the “Shares”) of common stock, par value $0.10 per share, of the Company (“Common Stock”) to be issued in connection with the consummation of the Company’s acquisition (the “Acquisition”) of all of the outstanding shares of Infrastructure and Energy Alternatives, Inc., a Delaware corporation (“IEA”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 24, 2022, by and among the Company, IEA and Indigo Acquisition I Corp., a Delaware corporation.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	the Company’s Articles of Incorporation, as amended to the date hereof (the “Charter”);

(3)	the Company’s Amended and Restated Bylaws, as amended to the date hereof (the “Bylaws”);

(4)	the Merger Agreement;

(5)

resolutions adopted by the board of directors of the Company on July 24, 2022 approving the Merger Agreement, the issuance and sale of the Shares pursuant to the Merger Agreement and other related matters; and

(6)

such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that: (i) there will be no changes to the documents and agreements described above, or expiration thereof, after the date hereof which would affect the opinion expressed; (ii) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (iii) the Shares will be issued in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Merger Agreement and the Registration Statement and related proxy statement/prospectus; and (iv) in connection with the issuance of the Shares, an adequate number of authorized and unissued shares of Common Stock will be available for issuance under the Company’s Charter, as then in effect.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable when (a) the Registration Statement has become effective under the Securities Act, (b) the Acquisition has become effective in accordance with Delaware law and the terms and conditions of the Merger Agreement and (c) the Shares have been issued, delivered and exchanged as contemplated by the Merger Agreement and the Registration Statement.

The opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the proxy statement/prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP